Exhibit 23

Consent of Yount, Hyde & Barbour, P.C.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-49538) of BOE Financial Services of Virginia, Inc. of our report dated January 29, 2003 which appears in Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2002.

/s/    YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia

March 30, 2003